Exhibit 99.1

Tallgrass Energy Partners and Silver Creek Midstream Announce Joint Venture to Transport Crude Oil Production in the Powder River Basin to Guernsey, Wyoming

The above map depicts the planned Iron Horse Pipeline and associated Silver Creek and Tallgrass infrastructure. Note: The Silver Creek Midway Terminal, Iron Horse Pipeline, and Tallgrass Guernsey Terminal are under construction. (Graphic: Business Wire)

LEAWOOD, Kan.--(BUSINESS WIRE)-- Tallgrass Energy Partners, LP (NYSE: TEP) (“Tallgrass”) and Silver Creek Midstream, LLC (“Silver Creek”) announced today that they have signed definitive documents to develop the Iron Horse Pipeline (“Iron Horse”), a joint venture pipeline to transport crude oil from the growing Powder River Basin (“PRB”) to Guernsey, Wyo. Iron Horse will connect Silver Creek’s developing gathering system to the Tallgrass Guernsey Terminal, which is currently under construction, and then to Tallgrass's Pony Express crude pipeline system (“Pony Express”), and other pipelines at Guernsey. Iron Horse and Pony Express intend to create a joint tariff to offer producers and marketers a single rate and direct access to the multiple refineries on Pony Express and to the Cushing, Okla. crude oil hub, from the PRB production zone.
In addition to forming the joint venture, Tallgrass has agreed and signed definitive documents to sell its 50-mile PRB crude oil gathering system to Silver Creek (formerly owned by Outrigger Energy). Tallgrass and Silver Creek expect to close the formation of the joint venture and the sale of Tallgrass Crude Gathering, LLC later this month.

The transaction gives Silver Creek an immediate presence in the PRB and provides a strategic footprint as it constructs additional gathering to cover the core of the PRB. The acquired gathering system alongside the newly constructed Silver Creek gathering system will deliver into the Silver Creek Midway Terminal, which will deliver barrels to Iron Horse. As a result of the acquisition and announced projects, Silver Creek will be positioned as the preeminent crude oil gathering company in the PRB.
As part of the joint venture, Tallgrass has agreed to contribute approximately 40 miles of pipe from Labonte, Wyo. to Guernsey, Wyo. This pipe is currently owned by Tallgrass Interstate Gas Transmission, LLC, and is undergoing abandonment from gas service. Tallgrass will be a 75 percent owner and will operate the approximately 80-mile, 16” pipeline, which consists of 40 miles of new build and the 40 miles of gas-to-oil conversion pipe. Silver Creek will own the remaining 25 percent. Iron Horse is anticipated to be in-service Q1 2019 with an expected initial capacity of about 100,000 barrels per day with significant available expansion capacity. After conversations with both producers and marketers in the PRB, the parties anticipate a significant amount of the Iron Horse’s initial capacity will be contracted prior to the pipeline being placed into service, and depending on commitments obtained, capacity could be expanded above the 100,000 barrels per day currently planned.
The combined systems of Silver Creek and Tallgrass intend to leverage each company’s asset footprint, providing producers in the PRB gathering and transportation services from wellhead to final sale point. “Silver Creek is extremely excited to work with Tallgrass in the PRB. Their current presence in the basin and long-haul crude transport capabilities bring a competitive advantage to Silver Creek as we work to fully build out our gathering system. Collectively, we will be able to provide optimal midstream service solutions for producers in the Powder River Basin,” said J. Patrick Barley, Founder and Chief Executive Officer of Silver Creek.
“Silver Creek brings a best-in-class oil gathering management team to the PRB,” said Matt Sheehy, Tallgrass’s Chief Commercial Officer. “Their extensive customer relationships and focus on customer service make them an ideal partner for Tallgrass. Iron Horse Pipeline will quickly become an important path to bring Wyoming production into Guernsey and onto Pony Express.”
Tallgrass anticipates that it will invest approximately $150 million into this initiative, including its proportionate share of the cost to construct the Iron Horse Pipeline and the new Tallgrass Guernsey Terminal, but excluding the proceeds from the sale of its PRB gathering system.
About Tallgrass Energy
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass
Development, LP. Operating across 11 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

About Silver Creek Midstream, LLC
Headquartered in Irving, Texas, Silver Creek Midstream is a private midstream company focused on providing crude oil gathering, transportation and storage services in Texas and Wyoming. Silver Creek Midstream is backed by an initial $150 million funding commitment from Tailwater Capital, LLC and Silver Creek management.

To learn more, please visit our website at: www.scmidstream.com.

About Tailwater Capital, LLC
Dallas-based Tailwater Capital is a highly specialized, growth-oriented energy private equity firm with a well-established track record, having executed more than 65 energy transactions in the upstream and midstream sectors representing over $16.6 billion in transaction value.  Tailwater currently manages over $2.3 billion in committed capital, over $800 million of which is available for new investments.  Tailwater is focused on acquiring and growing midstream assets as well as participating in non-operated upstream opportunities in select basins.  For more information, please visit: www.tailwatercapital.com.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the closing of the joint venture and sale transactions between Tallgrass and Silver Creek, whether the Iron Horse Pipeline, the Tallgrass Guernsey Terminal and the Sliver Creek Midway Terminal will be constructed on time, on budget, or at all and, if constructed, the capacity of the Iron Horse Pipeline and if the joint tariff will offer producers a single rate from the PRB to final market, whether Silver Creek will be positioned as the preeminent crude oil gathering company in the PRB, whether a significant amount of the Iron Horse Pipeline’s initial capacity will be contracted prior to the pipeline being placed into service, whether the combined systems of Silver Creek and Tallgrass will be able to leverage each company's asset footprint to provide producers in the PRB gathering and transportation services from wellhead to final sale point, and the total amount invested by Tallgrass on this initiative. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Tallgrass and Silver Creek, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by Tallgrass with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and Tallgrass and Silver Creek do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

King & Spalding served as exclusive legal advisor on the transaction to Silver Creek Midstream.

Contacts

Tallgrass Energy:
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
phyllis.hammond@tallgrassenergylp.com
or
Silver Creek:
info@scmidstream.com
or
Tailwater Capital:
Stephen Lipscomb, 214-269-1183
info@tailwatercapital.com